EXHIBIT 10.26

THIS NON-RECOURSE DEMAND NOTE IS SUBJECT TO

THE TERMS OF THE CALL OPTION AGREEMENT,

DATED AS OF JANUARY 4, 2002, BETWEEN MAKER

AND MADISON RIVER TELEPHONE COMPANY, LLC

NON-RECOURSE DEMAND NOTE

$466,667	January 4, 2002

For value received, Bruce J. Becker (“Maker”) promises to pay on demand to the order of Madison River Capital, LLC, a Delaware limited liability company (the “Company”), at the Company’s principal place of business or at such other place as is designated in writing by the holder of this Note, the aggregate principal amount of $466,667.

Reference is made to the Acquisition Agreement, dated as of the date hereof, pursuant to which Maker has acquired from ORVS Madison River, LLC, a Delaware limited liability company, 421,710.68 Class A Units of Madison River Telephone Company, LLC, a Delaware limited liability company (“MRTC”), for the aggregate transfer price of $516,667. The Company has loaned $466,667 of the transfer price to Maker to acquire 380,900 Class A Units of MRTC (“Loan Units from ORVS”) and Maker has issued this Non-Recourse Demand Note (this “Note”) to the Company.

1. Payment of Principal. Maker shall pay all or a portion of the then outstanding principal amount of this Note on demand of the Company.

2. Interest; Payment of Interest. Interest shall accrue at the rate of 5% per annum (computed on the basis of a 360-day year and the actual number of days elapsed in any year, as appropriate) on the unpaid principal amount of this Note outstanding from time to time, or (if less) at the highest rate then permitted under applicable law. Interest accruing hereunder, will be payable to the Company in cash, in arrears on demand of the Company and, in any event, on the date on which the final principal amount on this note is paid. Interest will accrue on any amount of principal until such time as payment therefor is actually delivered to the Company.

3. Subordination; Application of Payments. Notwithstanding anything to the contrary in this Note, the obligations of Maker in respect of this Note, including, without limitation, obligations of payment with respect to principal and interest, will be subordinate and junior in right of payment to the payment in full of any and all prior existing indebtedness of Maker owed to the Company or any of its affiliates. Subject to the foregoing sentence, if Maker receives any cash dividends or other distributions with respect to any of the Loan Units from ORVS, or following a default, any of the other Units (including any splits, combinations, exchanges, conversion, merger, consolidation, recapitalization or other reorganization with respect to such Units), other than distributions for income taxes with respect to such Units under the

Company’s LLC Agreement, then, on the date of the payment of such cash dividends or other distributions, as the case may be, to Maker, Maker shall be obligated, to the extent Maker has obligations to the Company under this Note, to pay to the Company an amount equal to the amount of such cash dividends or other distributions net of provision for federal, state and other taxes arising as a result of such dividend or distribution, as the case may be, and such amount paid to the Company shall first reduce accrued interest on this Note and any remaining amount paid to the Company shall reduce the principal amount of this Note.

4. Pledge. Maker hereby pledges, collaterally assigns, hypothecates, transfers, delivers and grants to the Company, a lien and security interest in (i) all of the Units or equity interests of MRTC (the “Units”) held by Maker and to be acquired by Maker pursuant to the Purchase Agreement dated January 4, 2002 and (ii) all Units or other interests in MRTC received by Maker by way of a dividend or split of securities or in connection with any combination, exchange, conversion, merger, consolidation, recapitalization, or other reorganization affecting the Units (collectively, the “Pledged Securities”). The books and records of MRTC and the Company shall indicate that the Pledged Securities have been pledged by Maker to the Company until such time as the principal and interest on this Note have been paid in full.

5. Voting. While the Pledged Securities are pledged to the Company, Maker shall be entitled to all voting rights with respect to the Pledged Securities. In the event Maker defaults in the payment of principal or interest on this Note or there exists any other default hereunder, Maker shall no longer be able to vote the Pledged Securities.

6. Dividends of Securities; Distributions. If, while the Pledged Securities are pledged hereunder, Maker becomes entitled to receive or receives any securities or other property in addition to, in substitution of, or in exchange for any of the Pledged Securities (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a distribution or dividend of securities or otherwise), Maker shall accept such securities or other property on behalf of and for the benefit of the Company as additional security for Maker’s obligations under the Note and the books and records of MRTC and the Company shall indicate that such additional security has been pledged by Member to the Company until such time as the principal and interest on this Note have been paid in full.

7. Payment of Indebtedness and Release of Pledged Securities. Upon payment in full of the indebtedness evidenced by this Note, MRTC and the Company shall indicate in its books and records that the Pledged Securities are no longer subject to the Maker’s pledge to the Company.

8. Defaults. If Maker (a) defaults in the payment of the principal or interest under the Note when it becomes due or (b) (i) makes an assignment for the benefit of creditors or admits in writing his inability to pay his debts generally as they become due; or (ii) an order, judgment or decree is entered adjudicating Maker bankrupt or insolvent; or (iii) any order for relief with respect to Maker is entered under the Federal Bankruptcy Code; or (iv) Maker commences any proceeding relating to Maker under any bankruptcy reorganization, arrangement, insolvency, or readjustment of debt law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against Maker, the Company may exercise any and all the rights, powers and remedies of any owner of the Pledged Securities (including the right to vote the Units) and shall have and may exercise without demand any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code of Delaware (the “UCC”) or otherwise available to the Company under applicable law. Without limiting the foregoing, upon a default in the payment of principal or interest under this Note, the Company is authorized to sell, assign and deliver at its discretion, from time to time, all or any part of the Pledged Securities at any private sale or public auction, on not less than ten days written notice to Maker, at such price or prices and upon such terms as the Company may deem advisable. Maker shall have no right to the Pledged Securities after any such sale or assignment. At any such sale or auction, the Company may bid for, and become the acquirer of, the whole or any part of the Pledged Securities offered for sale. In case of any such sale, after deducting the costs, attorneys’ fees and other expenses of sale and delivery, the remaining proceeds of such sale shall be applied to the principal of and accrued interest on this Note; provided that after payment in full of the indebtedness evidenced by this Note, the balance of the proceeds of sale then remaining shall be paid to Maker and Maker shall be entitled to the return of any of the Pledged Securities remaining in the hands of the Company. Maker, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Maker hereunder.

9. Costs and Attorneys’ Fees. Maker shall pay to the Company all costs and expenses (including reasonable attorneys’ fees) incurred by the Company in exercising any right, power or remedy available to it in the enforcement thereof, which costs and expenses shall become part of the indebtedness secured hereunder.

10. Non-Recourse Note. Notwithstanding anything to the contrary herein, except for any liability arising out of or with respect to any breach of Section 3 or Section 11 hereof (for which Maker shall be personally liable), Maker shall not be personally liable for any amounts owing under this Note.

11. No Other Liens. Maker hereby represents and warrants that Maker has good and valid title to all of the Pledged Securities, free and clear of all liens, security interests or other encumbrances (other than any liens, security interests or other encumbrances in favor of MRTC), and Maker hereby covenants that, until such time as all of the outstanding principal of and interest on this Note has been repaid, Maker shall not (i) create, incur, assume or suffer to exist any additional pledge, security interest, encumbrance, lien or charge of any kind against the Pledged Securities or Maker’s rights as a holder thereof, other than pursuant to this Note, or (ii) sell or otherwise transfer any Pledged Securities or any interest therein.

12. Further Assurances. Maker agrees that at any time and from time to time upon the written request of the Company, Maker shall execute and deliver such further documents (including UCC financing statements) and do such further acts and things as the Company may reasonable request in order to effect the purposes of this Note.

13. Amendment and Waiver. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless the same shall be in writing and signed and delivered by Maker and the Company. Any waiver of any provision of this Note, and any consent to any departure by Maker from the terms of any provision of this Note, shall be effective only in the specific instance and for the specific purpose for which given. This Note shall inure to the benefit of the Company and Maker and their respective successors and assigns and be binding upon the Company and Maker and their respective successors and assigns; provided that Maker may not assign this Note or any rights under this Note without the Company’s consent and then only if such assignee acknowledges that the Pledged Securities are subject to a pledge in favor of the Company on the terms described in this Note. No failure or delay on the part of the Company in the exercise of any power or right, and no course of dealing between Maker and the Company shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No notice to or demand on Maker required hereunder shall in any event entitle Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Company to any other or further action in any circumstances without notice or demand.

14. Severability. If any provision of this Note is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force and effect, but such holding shall have no effect upon the enforceability of any other provision.

15. Waiver of Trial by Jury. MAKER (AND, BY ITS ACCEPTANCE OF THIS NOTE, THE COMPANY) HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS NOTE OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

16. Descriptive Headings; Governing Law. The descriptive headings of the several Sections of this Note are inserted for convenience only and do not constitute a part of this Note. This Note shall be governed by and construed in accordance with the laws of the state of Delaware, without giving effect to any rules, principles or provisions of choice of law or conflict of laws.

17. Cancellation. After all principal, accrued interest and all other amounts owing with respect to this Note have been paid in full, this Note will be surrendered to Maker for cancellation.

* * * * * *

IN WITNESS WHEREOF, Maker has executed and delivered this Non-Recourse Demand Note as of the date specified above.

/s/ BRUCE J. BECKER
Bruce J. Becker

Accepted and Agreed:

this 4 day of January, 2002

MADISON RIVER CAPITAL, LLC

By:	/S/ J. STEPHEN VANDERWOUDE
Its:	Member Manager

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